Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-178389, 333-147201 and 333-156394) and Form S-8 (Nos. 333-173211, 333-38912, 333-61925, 333-122172, 333-153444, and 333-169287) of Forest City Enterprises, Inc. of our report dated April 30, 2013 relating to the financial statements, of FC 8 Spruce Mezzanine, LLC which appear in this Form 10-KT/A of Forest City Enterprises, Inc. for the eleven months ended December 31, 2013.

/s/ Novogradac & Company LLP
Long Beach, California
May 4, 2015